Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS SECOND QUARTER 2023 RESULTS

NEW HOME ORDERS UP 50.8% FOR THE QUARTER AND 64.8% YEAR-TO-DATE
RESIDENTIAL UNITS REVENUE OF $454.4 MILLION, SECOND HIGHEST IN COMPANY HISTORY
HOMEBUILDING GROSS MARGIN 31.3%, UP 370 BPS SEQUENTIALLY
DILUTED EPS OF $1.63, SECOND HIGHEST IN COMPANY HISTORY
DEBT TO TOTAL CAPITAL OF 22.9%; RECORD LOW NET DEBT TO TOTAL CAPITAL OF 10.6%

PLANO, Texas, August 2, 2023 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its second quarter ended June 30, 2023.

“We are pleased to report that Green Brick delivered another strong quarter with exceptional execution by our team. During the second quarter, we delivered 783 homes, generating $454 million in home closings revenue, which was our second highest in company history. Homebuilding gross margin was up 370 bps sequentially to 31.3%. These higher margins drove second quarter earnings up to $1.63 per diluted share, which were up 19% sequentially and second best in company history,” said Jim Brickman, CEO and Co-Founder. “We continue to lead the industry with the highest homebuilding gross margins amongst our public peers, a result of our infill locations, self-development land strategy, and focus on operational efficiency.”

“We have continued to see demand for homes, particularly in infill and infill-adjacent locations where we have a strong presence and where there is limited resale inventory competition because existing homeowners are reluctant to sell their homes and forfeit their low interest rate loans. Sales momentum in 2Q23 was above normal seasonality and remained strong throughout the spring selling season. Net orders increased 51% year-over-year to 822 homes, the highest of any second quarter in company history. Our quarterly absorption rate in 2Q23 remained robust at 9.9 homes per active selling community, while our cancellation rate remained the lowest in the homebuilding industry at 7.4%. As a result, backlog at the end of Q2 is now up 59% from the beginning of the year. During the quarter, we increased ending community count to its highest level in two years, up 10% year over year. We also ramped up our starts during the second quarter by 25% over 1Q23 to 833 units, which has allowed us to better align starts with our improved sales pace. Additionally, we are pleased to have seen further normalization of the supply chain and labor availability in our markets and improved cycle times that we expect will continue to result in higher returns on capital. We believe our scale as the third largest builder in DFW and ongoing operational improvements will continue to decrease our cycle times,” continued Mr. Brickman.

“We were able to generate these results while lowering our leverage. As of June 30, 2023, our debt to total capital ratio decreased 600 bps year-over-year to 22.9%, while net debt to total capital ratio was down 1450 basis points to a record low of 10.6%. With a strong balance sheet and ample lots in infill locations, we believe we are well positioned to take advantage of continuing strong demand and increase our market share in our core markets.”

Results for the Quarter Ended June 30, 2023:

(Dollars in thousands, except per share data)	Three Months Ended June 30,
	2023	2022	Change
New homes delivered	783	881	(11.1)%

Total revenues	$456,289	$525,144	(13.1)%
Total cost of revenues	313,354	356,248	(12.0)%
Total gross profit	$142,935	$168,896	(15.4)%
Income before income taxes	$104,212	$138,282	(24.6)%
Net income attributable to Green Brick Partners, Inc.	$75,270	$101,256	(25.7)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.63	$2.08	(21.6)%

Residential units revenue	$454,445	$512,515	(11.3)%

Average sales price of homes delivered	$580.0	$579.5	0.1%
Homebuilding gross margin percentage	31.3%	32.3%	-100 bps

Backlog	$585,951	$710,199	$(124,248)
Homes under construction	1,809	2,436	(25.7)%

Results for the Six Months Ended June 30, 2023:

(Dollars in thousands, except per share data)	Six Months Ended June 30,
	2023	2022	Change
New homes delivered	1,544	1,539	0.3%

Total revenues	$908,350	$918,760	(1.1)%
Total cost of revenues	640,809	641,508	(0.1)%
Total gross profit	$267,541	$277,252	(3.5)%
Income before income taxes	$191,384	$220,915	(13.4)%
Net income attributable to Green Brick Partners, Inc.	$139,450	$162,833	(14.4)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$3.00	$3.25	(7.7)%

Residential units revenue	$904,807	$877,176	3.1%
Average sales price of homes delivered	$585.2	$567.6	3.1%
Homebuilding gross margin percentage	29.5%	30.5%	-100 bps
Selling, general and administrative expenses as a percentage of residential units revenue	10.5%	8.7%	180 bps

Earnings Conference Call:
We will host our earnings conference call to discuss our second quarter ended June 30, 2023 at 12:00 p.m. Eastern Time on Thursday, August 3, 2023. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/763375419

A telephone replay of the call will be available through September 2, 2023. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-647-362-9199 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Residential units revenue	$454,445	$512,515	$904,807	$877,176
Land and lots revenue	1,844	12,629	3,543	41,584
Total revenues	456,289	525,144	908,350	918,760
Cost of residential units	312,030	347,142	638,154	610,572
Cost of land and lots	1,324	9,106	2,655	30,936
Total cost of revenues	313,354	356,248	640,809	641,508
Total gross profit	142,935	168,896	267,541	277,252
Selling, general and administrative expenses	(49,229)	(41,798)	(95,174)	(76,063)
Equity in income of unconsolidated entities	5,699	8,523	9,920	14,210
Other income, net	4,807	2,661	9,097	5,516
Income before income taxes	104,212	138,282	191,384	220,915
Income tax expense	23,148	30,278	42,179	48,715
Net income	81,064	108,004	149,205	172,200
Less: Net income attributable to noncontrolling interests	5,794	6,748	9,755	9,367
Net income attributable to Green Brick Partners, Inc.	$75,270	$101,256	$139,450	$162,833

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.64	$2.09	$3.02	$3.27
Diluted	$1.63	$2.08	$3.00	$3.25
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	45,371	48,046	45,656	49,309
Diluted	45,755	48,384	46,051	49,639

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$209,595	$76,588
Restricted cash	21,607	16,682
Receivables	7,057	5,288
Inventory	1,404,398	1,422,680
Investments in unconsolidated entities	81,800	74,224
Right-of-use assets - operating leases	2,689	3,458
Property and equipment, net	4,375	2,919
Earnest money deposits	16,136	23,910
Deferred income tax assets, net	16,448	16,448
Intangible assets, net	409	452
Goodwill	680	680
Other assets	11,379	12,346
Total assets	$1,776,573	$1,655,675
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$57,464	$51,804
Accrued expenses	101,464	91,281
Customer and builder deposits	43,252	29,112
Lease liabilities - operating leases	2,780	3,582
Borrowings on lines of credit, net	(2,214)	17,395
Senior unsecured notes, net	336,016	335,825
Notes payable	14,591	14,622
Total liabilities	553,353	543,621
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	32,995	29,239
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	47,696	47,696
Common stock, $0.01 par value: 100,000,000 shares authorized; 45,378,678 issued and outstanding as of June 30, 2023 and 46,032,930 issued and outstanding as of December 31, 2022, respectively	454	460
Additional paid-in capital	256,965	259,410
Retained earnings	868,962	754,341
Total Green Brick Partners, Inc. stockholders’ equity	1,174,077	1,061,907
Noncontrolling interests	16,148	20,908
Total equity	1,190,225	1,082,815
Total liabilities and equity	$1,776,573	$1,655,675

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change	%	2023	2022	Change	%
Home closings revenue	$454,136	$510,535	$(56,399)	(11.0)%	$903,566	$873,598	$29,968	3.4%
Mechanic’s lien contracts revenue	309	1,980	(1,671)	(84.4)%	1,241	3,578	(2,337)	(65.3)%
Residential units revenue	$454,445	$512,515	$(58,070)	(11.3)%	$904,807	$877,176	$27,631	3.1%
New homes delivered	783	881	(98)	(11.1)%	1,544	1,539	5	0.3%
Average sales price of homes delivered	$580.0	$579.5	$0.5	0.1%	$585.2	$567.6	$17.6	3.1%

Land and Lots Revenue (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change	%	2023	2022	Change	%
Lots revenue	$1,844	$12,081	$(10,237)	(84.7)%	$3,543	$14,036	$(10,493)	(74.8)%
Land revenue	—	548	(548)	(100.0)%	—	27,548	(27,548)	(100.0)%
Land and lots revenue	$1,844	$12,629	$(10,785)	(85.4)%	$3,543	$41,584	$(38,041)	(91.5)%
Lots closed	18	184	(166)	(90.2)%	36	217	(181)	(83.4)%
Average sales price of lots closed	$102.4	$65.7	$36.7	55.9%	$98.4	$64.7	$33.7	52.1%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change	%	2023	2022	Change	%
Net new home orders	822	545	277	50.8%	1,889	1,146	743	64.8%
Revenue from net new home orders	$489,495	$354,111	$135,384	38.2%	$1,120,423	$713,940	$406,483	56.9%
Average selling price of net new home orders	$595.5	$649.7	$(54.2)	(8.3)%	$593.1	$623.0	$(29.9)	(4.8)%
Cancellation rate	7.4%	11.4%	(4.0)%	(35.1)%	6.7%	9.6%	(2.9)%	(30.2)%
Absorption rate per average active selling community per quarter	9.9	7.1	2.8	39.4%	11.5	7.5	4.0	53.3%
Average active selling communities	83	77	6	7.8%	82	76	6	7.9%
Active selling communities at end of period	86	78	8	10.3%
Backlog	$585,951	$710,199	$(124,248)	(17.5)%
Backlog units	882	1,087	(205)	(18.9)%
Average sales price of backlog	$664.3	$653.4	$10.9	1.7%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	June 30, 2023			December 31, 2022
	Central	Southeast	Total	Central	Southeast	Total
Lots owned
Finished lots	2,651	1,246	3,897	1,901	998	2,899
Lots in communities under development	9,798	1,119	10,917	10,309	1,698	12,007
Land held for future development(1)	6,575	—	6,575	6,575	—	6,575
Total lots owned	19,024	2,365	21,389	18,785	2,696	21,481

Lots controlled
Lots under third party option contracts	1,515	3	1,518	2,212	6	2,218
Land under option for future acquisition and development	1,731	129	1,860	110	18	128
Lots under option through unconsolidated development joint ventures	1,289	378	1,667	1,289	411	1,700
Total lots controlled	4,535	510	5,045	3,611	435	4,046
Total lots owned and controlled (2)	23,559	2,875	26,434	22,396	3,131	25,527
Percentage of lots owned	80.8%	82.3%	80.9%	83.9%	86.1%	84.2%

(1) Land held for future development consists of raw land parcels where development activities have been postponed due to market conditions or other factors.
(2) Total lots excludes lots with homes under construction.

The following table presents additional information on the lots we owned as of June 30, 2023 and December 31, 2022.

	June 30, 2023	December 31, 2022
Total lots owned	21,389	21,481
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	1,860	128
Lots under option through unconsolidated development joint ventures	1,667	1,700
Total lots self-developed	24,916	23,309
Self-developed lots as a percentage of total lots owned and controlled	94.3%	91.3%

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and six months ended June 30, 2023 and 2022 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Residential units revenue	$454,445	$512,515	$904,807	$877,176
Less: Mechanic’s lien contracts revenue	(309)	(1,980)	(1,241)	(3,578)
Home closings revenue	$454,136	$510,535	$903,566	$873,598
Homebuilding gross margin	$142,302	$165,106	$266,217	$266,079
Homebuilding gross margin percentage	31.3%	32.3%	29.5%	30.5%

Homebuilding gross margin	142,302	165,106	266,217	266,079
Add back: Capitalized interest charged to cost of revenues	3,862	4,337	7,488	7,198
Adjusted homebuilding gross margin	$146,164	$169,443	$273,705	$273,277
Adjusted homebuilding gross margin percentage	32.2%	33.2%	30.3%	31.3%

About Green Brick Partners, Inc.
Green Brick Partners, Inc. is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida and has a non-controlling interest in a Colorado homebuilder. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado, and retains interests in related financial services platforms, including Green Brick Title and BHome Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/homebuilders.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release and in our earnings call include statements regarding (i) our position to adapt and succeed in a rapidly changing environment, including our ability to maintain industry-leading performance and gross margins; (ii) our expectations regarding trends in our markets, such as demand for single-family homes and levels of resale inventory; (iii) our ability to mitigate inventory buildup and manage pace of sales and starts; (iv) our ability to increase our market share; (v) our priorities and strategies for growth, the drivers of that growth, and the impact on our future results, including in the Austin market and expansion of our Trophy brand; (vi) our capital resources and flexibility to capitalize on market opportunities and the impact on our financial and operational performance; (vii) the advantages of our lot and land strategies and locations, including the benefits to our margins and adaptability; (viii) our beliefs that we operate in the most advantageous markets in the U.S. and the resilience of our core markets; (ix) our intention to continue strengthening our financial position and reducing leverage; (x) our beliefs regarding our position and scale, including our ability to manage costs and cycle times; and (xi) our expectations regarding returns on capital, including the impact of improvements in cycle times, supply chain and labor availability. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) changes in macroeconomic conditions, including increasing interest rate and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) a shortage of qualified labor; (5) an inability to acquire land in our current and new markets at anticipated prices or difficulty in obtaining land-use entitlements; (6) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (7) our inability to implement new strategic investments; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) a lack of availability or volatility of mortgage financing for homebuyers; (11) severe weather events or natural disasters;

(12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (15) changes in accounting standards that adversely affect our reported earnings or financial condition. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
469-573-6755
IR@greenbrickpartners.com